EXHIBIT 23.1

Independent Auditors’ Consent

The Board of Directors and Stockholders

Optika Inc. and subsidiaries:

We consent to the use of our report dated January 23, 2003 relating to the consolidated balance sheets of Optika Inc. and subsidiaries as of December 31, 2002, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2002, incorporated herein by reference.

KPMG LLP

Denver, Colorado

November 20, 2003